Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-118659, 333-163843, 333-181715 and 333-188801) on Form S-8 and the Registration Statement (No. 333-180526) on Form S-3 ASR of Crown Castle International Corp. of our report dated February 19, 2015, relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 19, 2015